ESSENTIAL GROUP, INC.

POWER OF ATTORNEY

Know all men by these presents, that the undersigned director of Essential Group,
Inc. (the "Company") hereby constitutes and appoints C. Lee Jones and Dennis N.
Cavender, or any of them, with full power of substitution and resubstitution, as attorneys or attorney of the undersigned, to sign all Forms 3, 4 and 5 (including any amendments thereto) that the undersigned may be required to file with the Securities and Exchange
Commission as a result of the undersigned's ownership of or transaction in securities of the Company pursuant to the Securities Exchange Act of 1934, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and
Exchange Commission or any state regulatory authority, granting unto said attorneys-in-
fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-
in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has hereunto set his hands as of the
31st day of August 2004.

/s/ Pradip Banerjee
Pradip Banerjee
Director